Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025, relating to the financial statements of Circle Internet Group, Inc. and subsidiaries, appearing in Registration Statement No. 333-286310 on Form S-1 of Circle Internet Group, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York

June 4, 2025